SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2007
MORGANS HOTEL GROUP CO.
(Exact name of registrant as specified in its charter)

Delaware	000-51802	16-1736884
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

475 Tenth Avenue
New York, NY		10018
(Address of principal executive		(Zip Code)
offices)
(212) 277-4100
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-4.1: INDENTURE
EX-4.2: REGISTRATION RIGHTS AGREEMENT
EX-10.1: CONFIRMATION OF OTC CONVERTIBLE NOTE HEDGE
EX-10.2: CONFIRMATION OF OTC CONVERTIBLE NOTE HEDGE
EX-10.3: AMENDED AND RESTATED CONFIRMATION OF OTC WARRANT TRANSACTION
EX-10.4: AMENDED AND RESTATED CONFIRMATION OF OTC WARRANT TRANSACTION
EX-99.1: PRESS RELEASE

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.	Unregistered Sales of Equity Securities.
     On October 11, 2007, Morgans Hotel Group Co. (the “Company”) and Morgans Group LLC (the “Guarantor”) entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $150.0 million aggregate principal amount of its 2.375% Senior Subordinated Convertible Notes due 2014 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the initial purchasers (collectively, the “Initial Purchasers”). The Company also granted the Initial Purchasers an option to purchase up to an additional $22.5 million aggregate principal amount of the Notes to cover over-allotments, if any. The Initial Purchasers exercised this option in full.
Indenture
     In connection with the closing of the sale of the Notes, on October 17, 2007, the Company and the Guarantor entered into an indenture (the “Indenture”) with The Bank of New York, as trustee (the “Trustee”), regarding the Notes. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Trustee is also the transfer agent and registrar for the Company’s common stock, par value $0.01 per share (the “Common Stock”), and receives customary fees in connection therewith.
     Conversion; Repurchase. The Notes will be convertible only under certain circumstances, as described below, at an initial conversion rate of 37.1903 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $26.89 per share), subject to adjustment. Holders may convert their Notes only under the following circumstances:
•	during any calendar quarter beginning after March 31, 2008 (and only during such calendar quarter), if the closing price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the conversion price per share (which is $1,000 divided by the then applicable conversion rate);

•	during the five business day period after any period of five consecutive trading days in which the trading price per $1,000 principal amount of Notes for each trading day of that period was less than 98% of the product of the closing price of the Common Stock for each trading day of that period and the then applicable conversion rate;

•	if specified distributions to holders of the Common Stock are made (as set forth in the Indenture);

•	if a fundamental change occurs (a “fundamental change” will be deemed to have occurred upon a change of control or a termination of trading, each as defined in the Indenture); or

•	at any time beginning on July 15, 2014 and ending at the close of business on the second business day preceding the maturity date (which maturity date is October 15, 2014).
     The holders of the Notes who convert their Notes in connection with specified fundamental change events (as defined in the Indenture) may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, if specified fundamental change events occur, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
     Interest and Payment Dates; Maturity Date. The Notes will bear interest at a rate of 2.375% per year, payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on April 15, 2008. The Notes will mature on October 15, 2014.

     Guarantee. The notes will be guaranteed on a senior subordinated basis by the Guarantor, the Company’s operating company.
     Ranking. The Notes are the Company’s senior subordinated obligations and are subordinated in right of payment to all of the Company’s existing and future senior debt, including obligations under the Company’s revolving credit facility, and rank equally in right of payment with any of its future senior subordinated indebtedness. The guarantee is a senior subordinated obligation of the Guarantor and is subordinated in right of payment to all existing and future senior debt of the Guarantor, including obligations under the Company’s revolving credit facility, and ranks equally in right of payment with any future senior subordinated indebtedness of the Guarantor.
     Events of Default. The Indenture contains customary terms and covenants that upon certain events of default, including without limitation, failure to pay when due any principal or interest amount or fundamental change repurchase price or certain cross defaults in other agreements or instruments, occurring and continuing, either the Trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company or any significant subsidiary of the Company, the principal amount of the Notes and accrued interest automatically become due and payable.
Registration Rights Agreement
     In connection with the closing of the sale of the Notes, on October 17, 2007, the Company entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
     Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, to file a shelf registration statement with respect to the resale of the shares of Common Stock issuable upon conversion of the Notes no later than 120 days after the original issuance of the Notes and to use its commercially reasonable efforts to cause such shelf registration statement to become effective as promptly as practicable, but in no event later than 210 days after the original issuance of the Notes. The Company also has agreed to use its commercially reasonable efforts to keep the shelf registration statement effective until the earliest of: (1) the sale pursuant to the shelf registration statement of all of the shares of Common Stock issuable upon conversion of the Notes, (2) the date when such securities held by non-affiliates may be sold immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor provision, and (3) the date that is two years from the original issuance of the Notes, subject to certain exceptions set forth in the Registration Rights Agreement. Subject to certain exceptions and limitations as set forth in the Registration Rights Agreement, additional interest will accrue on the Notes: (1) if the shelf registration statement has not been filed with the Securities and Exchange Commission (“SEC”) within 120 days after the original issuance of the Notes, (2) if the shelf registration statement has not become effective within 210 days after the original issuance of the Notes, (3) if the shelf registration statement shall cease to be effective or fail to be usable without being succeeded within ten business days by a post-effective amendment or a report filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, that cures the failure of the shelf registration statement to be effective or usable, or (4) the use of the prospectus included in the shelf registration statement has been suspended for longer than the permitted period. If a holder has converted some or all of its Notes into Common Stock, the holder will not be entitled to receive any additional interest with respect to such Common Stock or the principal amount of the Notes converted.
Convertible Note Hedge and Warrant Transactions
     In connection with the sale of the Notes, the Company entered into convertible note hedge transactions with respect to the Common Stock (the “Call Options”) with Merrill Lynch Financial Markets, Inc. and Citibank, N.A. (collectively, the “Hedge Providers”). The Call Options are exercisable solely in connection with any conversion of the Notes and provide for delivery to the Company of all shares of Common Stock, or other property, deliverable by the Company upon conversion of the Notes, in excess of an amount of shares or other property with a value, at then current prices, equal to the principal amount of the converted Notes. As a result, upon conversion of the Notes, the maximum value of the shares of Common Stock or other property, at then current prices, that the Company will be required to deliver from sources other than under the Call Options will not exceed the $172.5 million aggregate principal amount of the Notes. The Company paid an aggregate amount of approximately $58.2 million for the Call Options. Copies of the Confirmations of OTC Convertible Note Hedge with each Hedge Provider relating to the Call Options, which confirmations were entered into on October 11, 2007, are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
     In connection with the sale of the Notes, the Company also entered into separate warrant transactions with Merrill Lynch Financial Markets, Inc. and Citibank, N.A. (collectively, the “Warrant Purchasers”), whereby the Company sold to the Warrant Purchasers warrants (the “Warrants”) to purchase in the aggregate 6,415,327 shares of Common Stock, subject to customary anti-dilution adjustments, at an exercise price of approximately $40.00 per share of Common Stock. The Warrants may be exercised over a 90-day trading period commencing January 15, 2015. The Company received aggregate proceeds of approximately $34.1 million from the sale of the Warrants. Copies of the Confirmations of OTC Warrant Transaction with each Warrant Purchaser relating to the Warrants, which confirmations were entered into on October 11, 2007 and amended and restated on October 17, 2007 to reflect the exercise of the over-allotment option, are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.
     The Call Options and the Warrants are separate contracts entered into by the Company with the Hedge Providers and Warrant Purchasers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Call Options are intended to offset potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the exercise price of the Call Options, which is equal to the initial conversion price of the Notes and is subject to certain customary adjustments.
     If the market value per share of the Common Stock at the time of conversion of the Notes is above the exercise price of the applicable Call Options, the Call Options entitle the Company to receive from the Hedge Providers shares of Common Stock based on the excess of the then current market price of the Common Stock over the exercise price of the Call Options. Additionally, if the market price of the Common Stock at the time of exercise of the applicable Warrants exceeds the exercise price of the Warrants, the Company will be required to deliver to the Warrant Purchasers net shares of Common Stock or cash, not offset by the Call Options, in an amount based on the excess of the then current market price of the Common Stock over the exercise price of the applicable Warrants.
     These transactions will generally have the effect on the Company of increasing the conversion price of the Notes to approximately $40.00 per share of Common Stock, representing an approximate 82.2 percent premium based on the last reported sale price of $21.95 per share on October 11, 2007.
General
     The Notes, the underlying Common Stock issuable upon conversion of the Notes, the Warrants and the underlying Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     The foregoing descriptions do not purport to be complete descriptions of the terms of the Indenture, the Notes, the rights of the holders of the Notes, the Registration Rights Agreement, the Confirmations of OTC Convertible Note Hedge or the Confirmations of OTC Warrant Transaction. Such descriptions are qualified in their entirety by reference to the full terms and provisions of the Indenture (including the form of Senior Subordinated Convertible Note due 2014), the Registration Rights Agreement, the Confirmations of OTC Convertible Note Hedge and the Confirmations of OTC Warrant Transaction.

Item 8.01.	Other Events.
     In a press release issued on October 11, 2007, the Company announced the pricing of its previously announced private offering of senior subordinated convertible notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) The following exhibits are filed as part of this report:

Exhibit	Document

4.1	Indenture related to the Senior Subordinated Convertible Notes due 2014, dated as of October 17, 2007, by and among Morgans Hotel Group Co., Morgans Group LLC and The Bank of New York, as trustee (including form of 2.375% Senior Subordinated Convertible Note due 2014)
4.2	Registration Rights Agreement, dated as of October 17, 2007, between Morgans Hotel Group Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
10.1	Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
10.2	Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.
10.3	Amended and Restated Confirmation of OTC Warrant Transaction, dated October 17, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
10.4	Amended and Restated Confirmation of OTC Warrant Transaction, dated October 17, 2007, between Morgans Hotel Group Co. and Citibank, N.A.
99.1	Press release issued by Morgans Hotel Group Co. dated October 11, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.
Date: October 17, 2007	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

4.1	Indenture related to the Senior Subordinated Convertible Notes due 2014, dated as of October 17, 2007, by and among Morgans Hotel Group Co., Morgans Group LLC and The Bank of New York, as trustee (including form of 2.375% Senior Subordinated Convertible Note due 2014)
4.2	Registration Rights Agreement, dated as of October 17, 2007, between Morgans Hotel Group Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
10.1	Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
10.2	Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.
10.3	Amended and Restated Confirmation of OTC Warrant Transaction, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
10.4	Amended and Restated Confirmation of OTC Warrant Transaction, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.
99.1	Press release issued by Morgans Hotel Group Co. dated October 11, 2007